Exhibit 10.3

                              THIRD AMENDMENT TO
                         LOAN AND SECURITY AGREEMENT
                         ---------------------------

      THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Third Amendment") is made as of the 31st day of July, 2003 by and among Home Products
 International-North America, Inc. ("Borrower"), the lenders who are signatories hereto ("Lenders"), and Fleet Capital Corporation, a Rhode Island corporation ("FCC"), as agent for Lenders hereunder (FCC, in such capacity, being "Agent").

                             W I T N E S S E T H:

      WHEREAS, Borrower, Agent and Lenders entered into a certain Loan and Security Agreement dated as of October 31, 2001 as amended by that certain First Amendment to Loan and Security Agreement dated June 1, 2003 by and among Borrower, Agent and Lenders and by that certain Second Amendment to Loan and Security Agreement dated July 31, 2003 by and among Borrower, Agent and Lenders (said Loan and Security Agreement, as so amended, is hereinafter referred to as the "Loan Agreement"); and

      WHEREAS, Borrower desires to amend and modify certain provisions of the Loan Agreement and, subject to the terms hereof, Agent and Lenders are willing to agree to such amendments and modifications;

      NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Agent and Lenders to Borrowers, the parties hereto hereby agree as follows:

      1. Definitions.    Except  as  otherwise   provided  for  herein,   all
 capitalized terms used herein without definition shall have the meaning given to them in the Loan Agreement.

      2. Amended and Additional Definitions. The definition of "Fixed Asset Component" contained in Appendix A to the Loan Agreement is hereby deleted and the following is inserted in its stead. The definitions of "Derivative Obligations," "Fixed Charge Coverage Ratio," "Product Obligations," "Reload Date," "Reload Option" and "Third Amendment Effective Date," are hereby inserted in Appendix A to the Loan Agreement.

                "Derivative Obligations - every obligation of a Person under any forward contract, futures contract, exchange contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreement), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

                                  *      *      *

                 Fixed Asset Component _ as of any date Fifteen Million Dollars ($15,000,000) reduced by Three Hundred Thousand Dollars ($300,000) on each November 1, February 1, May 1 and August 1 occurring from the later of the Third Amendment Effective Date or, if a Reload Date has occurred, the most recent Reload Date.

                                  *      *      *

                Fixed Charge Coverage Ratio - as defined in Exhibit 8.3 to the Agreement (as such Exhibit is amended pursuant to the terms of the Third Amendment).

                                  *      *      *

                Product Obligations - every obligation of Borrower under and in respect of any one or more of the following types of services or facilities extended to Borrower by Bank, Agent, any Lender or any Affiliate of Bank or Agent: (i) credit cards, (ii) cash management or related services including the automatic clearing house transfer of funds for the account of Borrower pursuant to agreement or overdraft, (iii) cash management, including controlled disbursement services and (iv) Derivative Obligations.

                                  *      *      *

                Reload Date - The date on which Borrower exercises its "Reload Option" as provided for in Section 4 of the Third Amendment.

                                  *      *      *

                Reload Option  -  as  defined  in  Section  4  of  the  Third
           Amendment.

                                  *      *      *

                Third Amendment Effective Date - as defined in Section 9 of the Third Amendment."

      3. Total Credit Facility and Loan and Reserves.   Section 1.1.1 of  the
 Agreement is hereby deleted and the following is inserted in its stead:

           1.1  Revolving Credit Loans.

                1.1.1 Loans and Reserves. The aggregate amount of the Revolving Credit Loans to be made by each Lender (such Lender's "Revolving Credit Loan Commitment"), pursuant to the terms hereof, shall be the amount set below such Lender's name on the signature pages hereof. The aggregate principal amount of the Revolving Credit Loan Commitments is Fifty Million Dollars ($50,000,000). The percentage equal to the quotient of (x) each Lender's Revolving Credit Loan Commitment, divided by (y) the aggregate of all Revolving Credit Loan Commitments, is that Lender's "Revolving Credit Percentage". Subject to all of the terms and conditions of this Agreement, each Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the product of (A) the Borrowing Base at such time minus the LC Amount and reserves, if any, multiplied by (B) such Lender's Revolving Credit Percentage. Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent shall deem necessary or appropriate, against the amount of Revolving Credit Loans which Borrower may otherwise request under this subsection 1.1.1, including, without limitation, with respect to: (i) price adjustments, rebates, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (ii) shrinkage, spoilage and obsolescence of Inventory; (iii) slow moving Inventory; (iv) other sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; (v) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of Borrower (other than a Permitted Lien); (vi) amounts owing by Borrower in connection with Product Obligations; and (vii) such other matters, events, conditions or contingencies as to which Agent, in its sole credit judgment, determines reserves should be established from time to time hereunder. In the event that Agent establishes any such reserve, Agent shall notify Borrower of such event and shall discuss with Borrower the facts and circumstances giving rise to the establishment of any such reserve."

      4. Reload Option. Once within each calendar year, Borrower shall have the option (the "Reload Option") to increase the Fixed Asset Component back to Fifteen Million Dollars ($15,000,000) by delivering to Agent a written notice of its election to exercise such option; provided, however, that Borrower shall not be eligible to exercise the Reload Option unless
 (x) Borrower's Fixed Charge Coverage Ratio for the most recently ended twelve month period equals or exceeds 1.10 to 1; and (y) Borrower has delivered to Agent a reappraisal of Borrower's Equipment and real Property evidencing that the net orderly liquidation value of Borrower's Equipment equals or exceeds Eight Million Dollars ($8,000,000) and that the fair market value of Borrower's real Property equals or exceeds Ten Million Dollars ($10,000,000). Said reappraisal must be dated not earlier than 30 days prior to the proposed Reload Date, must be in form and substance reasonably acceptable to Agent and must be conducted by an appraisal firm reasonably acceptable to Agent.

      5. KMart. Borrower acknowledges and agrees that unless otherwise consented to by Agent in writing, the maximum amount of Accounts with respect to which KMart or its Subsidiaries is the Account Debtor included within Eligible Accounts shall be Fifteen Million Dollars ($15,000,000).

      6. Exhibit 8.3. Exhibit 8.3 to the Loan Agreement is hereby deleted and Exhibit 8.3 attached hereto is inserted in its stead.

      7. Consent Fee. In order to induce Agent and Lenders to consent to increase the Fixed Asset Component to Fifteen Million Dollars ($15,000,000) as of the Third Amendment Effective Date, Borrower shall pay to Agent for the ratable benefit of Lenders a consent fee of One Hundred Fifty Thousand Dollars ($150,000), which consent fee shall be earned and due and payable on the date hereof.

      8. Execution in Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      9. Conditions Precedent. This Third Amendment shall become effective on the satisfaction of each of the following conditions precedent:

           (a) Borrower, Agent and Lenders shall have executed and delivered to each other this Third Amendment; and

           (b) Borrower shall have paid to Agent, for the ratable benefit of Lenders, the One Hundred Fifty Thousand Dollar ($150,000) consent fee.

           The date on which all of the conditions precedent to the effectiveness of this Third Amendment have been satisfied or waived is hereinafter referred to as the "Third Amendment Effective Date."

      10. Notices. Section 12.8 of the Loan Agreement is hereby amended so that the notice provision for Much Shelist Freed Denenberg Ament & Rubenstein PC reads as follows:

          Much Shelist Freed Denenberg Ament & Rubenstein PC
          191 North Wacker Drive, Suite 1800
          Chicago, Illinois 60606
          Attention:  Jeffrey C. Rubenstein
          Facsimile No.:  312-21-2100


      11. Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

                             (Signature Page Follows)

        (Signature Page to Third Amendment to Loan and Security Agreement)

      IN WITNESS WHEREOF, this Third Amendment has been duly executed as of the day and year specified at the beginning hereof.


                                  HOME PRODUCTS INTERNATIONAL-NORTH
                                  AMERICA, INC. ("Borrower")


                                  By: /s/ James E. Winslow
                                      --------------------------
                                      Name: James E. Winslow
                                      Title: Executive V.P. & CFO


                                  FLEET CAPITAL CORPORATION,
                                  ("Agent" and a "Lender")


                                  By: /s/ Edward M. Bartkowski
                                      --------------------------
                                      Name: Edward M. Bartkowski
                                      Title: SVP


 CONSENTED AND AGREED TO
 this 31st day of July, 2003.

 HOME PRODUCTS INTERNATIONAL, INC.

 By: /s/ James E. Winslow
     -----------------------------
     Name: James E. Winslow
     Title: Executive V.P. & CFO

                                 EXHIBIT 8.3

                             FINANCIAL COVENANTS

      DEFINITIONS

      Consolidated Net Income - with respect to any fiscal period, the net income (or loss) of Borrower determined in accordance with GAAP on a Consolidated basis; provided, however, Consolidated Net Income shall not include: (a) the income (or loss) of any Person (other than a subsidiary of Borrower) in which Borrower or any of its wholly-owned subsidiaries has an ownership interest unless received in a cash distribution or requiring the payment of cash; (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Borrower or is merged into or consolidated with Borrower; (c) all amounts included in determining net income (or loss) in respect of the write-up of assets on or after the Closing Date, including the subsequent amortization or expensing of the written-up portion of the assets; (d) extraordinary gains as defined under GAAP and extraordinary losses pursuant to the extinguishment of debt, net of the related tax effects; and (e) gains (or losses) from asset dispositions (other than sales of inventory).

      Consolidated EBITDA - for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of
 (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Money Borrowed (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (f) any other non-cash charges (including, without limitation, the amount of any non-cash deduction to Consolidated Net Income as a result of any grant to members of management of any capital stock of the Borrower), and (g) to the extent not included in item (e) above, charges or expenses incurred as a result of plant or facility closures, and minus to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) any extraordinary, unusual or non-recurring income or gains (including, whether or not
 otherwise  includable  as  a  separate  item   in  the  statement  of   such
 Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), and (b) any other non-cash income, all as determined on a consolidated basis.

      Cash Interest Coverage Ratio - with respect to any fiscal period, the ratio of (i) Consolidated EBITDA for such period to (ii) Cash Interest Expense, all as determined in accordance with GAAP.

      Cash Interest Expense - with respect to any fiscal period, that portion of the interest expense incurred for such period payable in cash, as determined in accordance with GAAP.

      Fixed Charge Coverage Ratio - with respect to any period, the ratio  of
 (i) Consolidated EBITDA for such period minus the sum of (a) any provision for income taxes payable in cash and included in the determination of net earnings for such period plus (b) non-financed Capital Expenditures during such period, to (ii) Fixed Charges for such period, all as determined on a Consolidated basis and in accordance with GAAP.

      Fixed Charges - with respect to any period, the sum of: (i) scheduled principal payments required to be made during such period in respect to
 Indebtedness for Money Borrowed (including the principal portion of Capitalized Lease Obligations and scheduled principal payments on the Senior Subordinated Notes), plus (ii) Cash Interest Expense for such period, plus
 (iii) Distributions made by Borrower within such period, plus (iii) $1,200,000, all as determined for Borrower and its Subsidiaries on a Consolidated basis and in accordance with GAAP.

      COVENANTS

      Gross Availability - Borrower shall maintain at all times Gross Availability of at least Five Million Dollars ($5,000,000); provided that if on January 31, 2004 Borrower, either directly or indirectly through Parent, has repurchased, redeemed or otherwise retired less than Ten Million Dollars ($10,000,000) in principal of Senior Subordinated Notes, then Borrower shall maintain at all times after February 1, 2004 Gross Availability of at least the lesser of (i) Ten Million Dollars ($10,000,000) and (ii) Five Million Dollars ($5,000,000) plus 50% of the excess of Ten Million Dollars
 ($10,000,000) over the aggregate amount paid in connection with the repurchase, redemption or other retirement of Senior Subordinated Notes by Borrower (either directly or indirectly through Parent) between the Second Amendment Effective Date and January 31, 2004.

      Cash Interest Coverage Ratio - Borrower shall not permit the Cash Interest Coverage Ratio for any fiscal period listed below to be less than the ratio set forth opposite such fiscal period in the following schedule:


                Fiscal Period               Cash Interest Coverage Ratio
                -------------               ----------------------------
      October 1, 2001 to December 31, 2001              0.8 to 1

      October 1, 2001 to March 31, 2002                 0.9 to 1

      October 1, 2001 to June 30, 2002                  1.05 to 1

      October 1, 2001 to September 30, 2002             1.25 to 1
      and each four consecutive fiscal
      quarters ending on any December 31,
      March 31, June 30 or September 30
      thereafter